NUMBER: **239322**

CERTIFICATE
OF
CHANGE OF NAME

COMPANY ACT

CANADA
PROVINCE OF BRITISH COLUMBIA

I Hereby Certify *that*

O.P. RESOURCES LTD.

has this day changed its name to

L.E.H. VENTURES LTD.

Issued *under my hand at Victoria, British Columbia*
on February 15, 1994

JOHN S. POWELL
Registrar of Companies